UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 7, 2023

Digerati Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-15687	74-2849995
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

8023 Vantage Dr., Suite 660, San Antonio, TX	78230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 614-7240

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Mast Hill April Note, Warrant, and Commitment Shares

As previously disclosed in a December 2, 2022 Current Report on Form 8-K filed by Digerati Technologies, Inc. (the “Company”), on November 28, 2022, the Company entered into a securities purchase agreement (the “November SPA”) with Mast Hill Fund, L.P. (the “Investor”). Pursuant to the November SPA, the Company issued a promissory note, a warrant, and shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to the Investor. The aggregate principal amount of the note was approximately $1,670,000 with an original issue discount of $250,500. The gross proceeds the Company received in November 2022 prior to payment of transaction expenses was $1,419,500.  Moody Capital Solutions, Inc. served as placement agent for the transaction. In connection with entering into the November SPA, the Company and the Investor entered into a Registration Rights Agreement (the “November RRA”) with regard to the shares of Common Stock underlying the promissory note and warrant, and the shares of Common Stock. When the promissory note is convertible, the conversion price will be $0.0956 per share.

On April 3, 2023, the Company and the Investor entered into a new securities purchase agreement (the “April SPA”) whereby the Company issued a new promissory note to the Investor (the “April Note”). Although the April SPA and other transaction documents are dated March 17, 2023, the April SPA, April Note, and other transaction documents were signed on April 3, 2023. The closing of the transaction took place on April 3, 2023.

The Investor shall have the right, on any calendar day, at any time on or following the earlier of (i) July 17, 2023 or (ii) sixty (60) calendar days after the closing of the contemplated merger (the “Merger”) of MEOA Merger Sub, Inc., a wholly owned subsidiary of Minority Equality Opportunities Acquisition Inc. (“MEOA”), with and into the Company, with the Company as the surviving company in the Merger and, after giving effect to such Merger, the Company being a wholly-owned subsidiary of MEOA, to convert all or any portion of the amount the Company owes pursuant to the April Note into shares of the Common Stock.

The aggregate principal amount of the April Note was $192,000 with an original issue discount of $28,800. The gross proceeds the Company received prior to payment of transaction expenses was $159,200. The April Note has a maturity date of March 17, 2024. Moody Capital Solutions, Inc. served as placement agent for the transaction.

In connection with the purchase of the April Note and pursuant to the April SPA, the Company issued (i) 241,500 shares of Common Stock to the Investor (the “Commitment Shares”) and (ii) a warrant to the Investor to purchase up to 1,207,186 shares of Common Stock (the “Warrant”). The April Note has the same conversion price as the promissory note issued in November 2022.

The Company and the Investor entered into a Registration Rights Agreement (the “April RRA”) with regard to the shares of Common Stock underlying the April Note and the Warrant, and the Commitment Shares.

The terms of the April SPA, the April Note, the Warrant, and the April RRA are substantially the same as the terms of the documents entered into in November 2022.

LGH Investments Note and Inducement Shares

On March 7, 2023, the Company and LGH Investments, LLC (“LGH”) entered into a securities purchase agreement (the “LGH SPA”) whereby the Company issued a convertible promissory note to LGH (the “LGH Note”). Although the LGH SPA and other transaction documents are dated March 7, 2023 and funding occurred on such date, the LGH SPA and LGH Note were finalized on March 27, 2023.

The aggregate principal amount of the LGH Note was $110,000 with an original issue discount of $10,000. The gross proceeds the Company received prior to payment of transaction expenses was $100,000. The LGH Note has a maturity date of December 7, 2023. The LGH Note can be converted into shares of Common Stock at any time on or following the earlier of (i) May 12, 2023 or (ii) sixty (60) calendar days after the Common Stock is listed on Nasdaq or the New York Stock Exchange.

In connection with the purchase of the LGH Note and pursuant to the LGH SPA, the Company issued 300,000 shares of Common Stock to LGH (the “Inducement Shares”).

The foregoing summary of the LGH SPA and the LGH Note contains only a brief description of the material terms of each such document and such description is qualified in its entirety by reference to the full text of the LGH SPA and the LGH Note, filed herewith as Exhibits 10.1 and 4.1, respectively, and each such document is incorporated by reference herein.

Sixth Amendment to Credit Agreement with Post Road

As previously disclosed, in November 2020, the Company, T3 Communications, Inc., a Nevada entity that is a controlled subsidiary of the Company (“T3 Nevada”), and its subsidiaries (collectively, “the T3 Nevada Parties”) entered into a credit agreement (the “Credit Agreement”) with Post Road Administrative LLC and its affiliate Post Road Special Opportunity Fund II LLP (collectively, “Post Road”). The Company is a party to certain sections of the Credit Agreement. Next Level Internet, Inc. became a T3 Nevada Party in February 2022.

As previously disclosed, through March 13, 2023, the Credit Agreement had been amended five times. Pursuant to the Credit Agreement, as amended, Post Road and its affiliates have lent, as of April 3, 2023, a total of approximately $34,140,340 to T3 Nevada. The loan amounts are evidenced by two term loan notes referred to as the “Amended and Restated Term Loan A Note” and the “Term Loan C Note”.

On April 3, 2023, the Company, the T3 Nevada Parties, and Post Road entered into a Sixth Amendment to Credit Agreement (the “Sixth Amendment”). Pursuant to the Sixth Amendment, Post Road agreed to increase the total Net Unpaid Principal Amount the Company is allowed to borrow in the form of convertible loans to $3,500,000 (such bridge loans are hereinafter referred to individually as a “Bridge Loan” and collectively as the “Bridge Loans”). This amount was increased from the $3,000,000 agreed to in February 2023 pursuant to that certain Consent, Limited Waiver and Fourth Amendment to Credit Agreement and Amendment to Notes. As used herein, the term “Net Unpaid Principal Amount” means the principal dollar amount of a Bridge Loan, less the original issue discount (if any) and less the transaction costs paid in cash by the Company upon the closing thereof.

Pursuant to the Sixth Amendment, Post Road agreed to defer the cash interest otherwise due and payable on April 3, 2023 to the May 1, 2023 payment date.

The foregoing summary of the Sixth Amendment contains only a brief description of the material terms of the Sixth Amendment and such description is qualified in its entirety by reference to the full text of the Sixth Amendment, filed herewith as Exhibit 10.2, and incorporated by reference herein.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information regarding the April Note and LGH Note set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The applicable information regarding the April Note, the Warrant, the Commitment Shares, and the shares of Common Stock underlying the April Note, the Warrant, the LGH Note and the Inducement Shares set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The already issued April Note, Warrant, the Commitment Shares, the LGH Note and the Inducement Shares and the to be issued shares of Common Stock underlying the April Note and the Warrant were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but, as the case may be, qualified, or will qualify, for exemption under Section 4(a)(2) of the Securities Act. The securities, as the case may be, were, or will be, exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company as the case may be, did not, or will not, involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction and manner of the offering. The Company did not undertake an offering in which it sold securities to a high number of investors. In addition, each of the Investor and LGH had the necessary investment intent as required by Section 4(a)(2) since each of the Investor and LGH agreed to, and as the case may be, received or will receive, the securities bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities, as the case may be, would not or will not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Convertible Promissory Note issued by Digerati Technologies, Inc. to LGH Investments, LLC, dated March 7, 2023
10.1	Securities and Purchase Agreement by and between Digerati Technologies, Inc. and LGH Investments, LLC, dated March 7, 2023
10.2	Sixth Amendment to Credit Agreement and Amendment to Notes by and among T3 Communications, Inc., the Subsidiaries of T3 Communications (including Next Level Internet, Inc.), Post Road Special Opportunity Fund II LP and Post Road Administrative LLC, dated as of April 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 6, 2023	Digerati Technologies, Inc.

	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr.,
Chief Financial Officer

3